UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2015

Hawker Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0511130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

326 S. Pacific Coast Highway, Suite 102 Redondo Beach, CA	90277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 316-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 9, 2015, Hawker Energy, Inc. (“Hawker”, “we”, “us” or “our”) filed a Current Report on Form 8-K reporting that on February 3, 2015, we closed our acquisition of TEG Oil & Gas U.S.A., Inc. (“TEG”).

This Form 8-K/A amends the Form 8-K we filed on February 9, 2015, to include TEG’s audited financial statements for the two years in the period ended December 31, 2014, and the unaudited pro forma financial information related to our acquisition of TEG required by Items 9.01(a) and 9.01(b) of Form 8-K.  In addition, reserve and related information for the acquired properties is included below.

Reserves

We engaged an independent reserve engineering firm, Reed W. Ferrill & Associates, Inc. (“RF&A”), to prepare a reserve estimate of the Tapia and Eureka oilfields (the “TEG Properties”) as of December 31, 2014, which report is attached as Exhibit 99.3.  The lead technical person at RF&A primarily responsible for the preparation of the reserve estimates is a Professional Engineer registered in the State of Colorado to practice Petroleum Engineering and has in excess of 40 years experience in the practice of Petroleum Engineering.

The following table summarizes TEG’s share of the estimated quantities of proved reserves as of December 31, 2014 for the based on $92.28 per barrel of oil, which represents the unweighted arithmetic average of the first-day-of-the month oil prices (being Plains Marketing LP Midway Sunset posting, less contracted differential and average gravity adjustment realized by TEG) during the twelve-month period prior to December 31, 2014.

Summary of Estimated Proved Oil Reserves
as of December 31, 2014

Proved Reserves Category	Net Barrels	PV10 (before tax)
Proved, Developed Producing	239,243	$5,982,215
Proved, Developed Non-Producing	1,031,038	26,635,225
Proved, Undeveloped	2,074,515	51,527,443
Total Proved	3,344,796	$84,144,883

The total PV10 (present value) of the TEG Properties’ proved reserves as of December 31, 2014 was approximately $84.1 million. "PV10" means the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development and abandonment costs, using prices and costs in effect at the determination date, before income taxes, and without giving effect to non-property related expenses, discounted to a present value using an annual discount rate of 10% in accordance with the guidelines of the U.S. Securities and Exchange Commission (“SEC”). PV10 is a non-GAAP financial measure and generally differs from the standardized measure of discounted future net cash flows, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net revenues.

Uncertainties are inherent in estimating quantities of proved reserves, including many factors beyond our control. Reserve engineering is a subjective process of estimating subsurface accumulations of oil that cannot be measured in an exact manner, and the accuracy of any reserves estimate is a function of the quality of available data and its interpretation. As a result, estimates by different engineers often vary, sometimes significantly. In addition, physical factors such as the results of drilling, testing, and production subsequent to the date of an estimate, as well as economic factors such as changes in product prices or development and production expenses, may require revision of such estimates. Accordingly, oil quantities ultimately recovered will vary from reserves estimates.

Neither we nor TEG filed any estimates of total proved net oil reserves for the TEG properties with, or included such information in reports to, any federal authority or agency during the twelve months ended December 31, 2014.

Drop in Oil Prices

TEG’s revenues, operating results, profitability, future rate of growth and the carrying value depend primarily upon the prevailing prices for oil. Historically, oil prices have been volatile and are subject to fluctuations in response to changes in supply and demand, market uncertainty and a variety of additional factors.

During the second half of 2014 oil prices experienced a steep decline, which has continued into 2015. If prices remain at or near current levels for the rest of 2015, or if they decline further, the prices used to determine our year-end 2015 reserves will be significantly lower than those used for year-end 2014, as mandated by SEC regulations. Under such circumstances, we may experience significant negative price-related revisions to our proved reserves at year-end 2015. For example, under a much lower price scenario used for reserves reporting purposes, a portion of our proved undeveloped reserves may no longer meet the economic producibility criteria under the rules. Similarly, substantial costs of operation are fixed, having the effect of increasing costs on a per barrel basis in later years as production declines, rendering them uneconomic in a lower price environment.

Net Production, Average Sales Price and Average Lifting Costs

The table below sets forth TEG’s net oil production (net of all overriding royalties), the average sales prices and average lifting costs for the twelve months ended December 31, 2014 and 2013.  TEG’s year end was December 31st until its acquisition by Hawker effective February 1, 2015.

	Twelve Months Ended December 31, 2014	Twelve Months Ended December 31, 2013

Net production - oil (barrels per day)	70	117

Average sales price per barrel of oil, before royalties (1)	$87.37	$97.82

Average lifting costs (2) per net barrel of oil	$60.05	$60.49

(1)  Royalties averaged approximately 5.6% in 2014 and 5.4% in 2013.
(2)  Direct lifting costs do not include depreciation, depletion and amortization.

Active Wells, Acreage, Drilling Activity, Present Activity and Delivery Commitments

At December 31, 2014, there were fifteen gross wells (14.1 net wells) that were actively producing oil, and one gross well (0.9 net well) injecting water, at the Tapia oil field, and four gross wells (3.3 net wells) that were actively producing oil, and one gross well (0.8 net well) injecting water, at the Eureka oilfield.

At December 31, 2014 the TEG properties’ acreage was as follows:

Project Name	Developed Acreage		Undeveloped Acreage		Total Acreage
	Gross	Net	Gross	Net	Gross	Net
Tapia	89	89	173	173	262	262
Eureka	36	36	1,474	1,474	1,510	1,510
Total	125	125	1,647	1,647	1,772	1,772

Gross wells or acres are the total numbers of wells or acres in which TEG owns a working interest.  Net wells or acres are the same as gross wells or acres as TEG owns a 100% working interest.  Undeveloped acreage is acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil, regardless of whether the acreage contains proved reserves.

There were no wells drilled in the twelve months ended December 31, 2014 and 2013.

Currently, there is no activity other than production from existing wellbores.

There are no commitments to provide a fixed and determinable quantity of oil in the near future under existing contracts or agreements.

Overriding Royalty Interest Liability

Pursuant to an overriding royalty interest (“ORRI”) granted in January 2015 to a secured convertible note payable holder, oil sales from the Tapia oil field are subject to an additional 2.5% or 3.5% overriding royalty interest, depending on the lease.  Since this royalty interest was granted in connection with a loan, the loan proceeds were bifurcated and this royalty interest has been accounted for as a separate liability. This ORRI will be not be accounted for as a revenue reduction, nor an operating expense or reserve deduction, rather the ORRI is accounted for as debt.  This ORRI is not reflected in any of the information provided in the prior sections of the Form 8-K/A.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial Statements of Business Acquired.

(i)
The audited financial statements of TEG as of and for the years ended December 31, 2014 and December 31, 2013, are attached as Exhibit 99.1 to this Form 8-K/A and incorporated by reference into this Form 8-K/A.

(ii)
The consents of RBSM LLP, TEG’s independent auditors for the year ended December 31, 2014, and L.L. Bradford & Co., TEG’s independent auditors for the year ended December 31, 2013, are attached as Exhibits 23 and 24, respectively, to this Form 8-K/A.

(b)   Pro Forma Financial Information.

The following unaudited pro forma condensed consolidated financial information related to the TEG acquisition is attached as Exhibit 99.2 to this Form 8-K/A and incorporated by reference into this Form 8-K/A:

(i)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended February 28, 2015 and the year ended August 31, 2014.
(ii)	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(c)   The following exhibits are being filed as part of this Current Report on Form 8-K/A.

Exhibit Number	Description
23	Consent of RBSM LLP

24	Consent of L.L Bradford & Company LLC

25	Consent of Reed W. Ferrill & Associates, Inc.

99.1	TEG Audited Financial Statements as of and for the years ended December 31, 2014 and December 31, 2013.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements.

99.3	Reserve report of Reed W. Ferrill & Associates, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hawker Energy, Inc.

Dated:	June 18, 2015

By:	/s/ Darren Katic
Darren Katic
Chief Executive Officer